                                                                   EXHIBIT 11.1

                                      COMPUTATION OF NET EARNINGS PER SHARE
                                (Dollars in thousands, except per share amounts)




                                                                            THREE MONTHS               NINE MONTHS
                                                                          ENDED SEPTEMBER 30          ENDED SEPTEMBER 30
                                                                       -----------------------     -------------------------
                                                                          1997           1996          1997           1996
                                                                       -----------------------     -------------------------
PRIMARY
     Net Earnings                                                      $  8,875       $  7,157      $  28,747      $  23,182
                                                                       --------       --------      ---------      ---------
                                                                       --------       --------      ---------      ---------
     Shares of common stock and common stock equivalents:
     Weighted average shares outstanding                                 27,681         27,309         27,519         27,246
     Dilutive effect of stock options and warrants outstanding (1)          938          1,081          1,005          1,100
                                                                       --------       --------      ---------      ---------
        Total                                                            28,619         28,390         28,524         28,346
                                                                       --------       --------      ---------      ---------
                                                                       --------       --------      ---------      ---------
     Net Earnings Per Share                                             $  0.31        $  0.25        $  1.01        $  0.82
                                                                       --------       --------      ---------      ---------
                                                                       --------       --------      ---------      ---------
FULLY DILUTED
     Net Earnings                                                      $  8,875       $  7,157      $  28,747      $  23,182
                                                                       --------       --------      ---------      ---------
                                                                       --------       --------      ---------      ---------
     Shares of common stock and common stock equivalents:
     Weighted average shares outstanding                                 27,681         27,309         27,519         27,246
     Dilutive effect of stock options and warrants outstanding (2)          938          1,081          1,023          1,115
                                                                       --------       --------      ---------      ---------
        Total                                                            28,619         28,390         28,542         28,361
                                                                       --------       --------      ---------      ---------
                                                                       --------       --------      ---------      ---------
     Net Earnings Per Share                                             $  0.31        $  0.25        $  1.01        $  0.82
                                                                       --------       --------      ---------      ---------
                                                                       --------       --------      ---------      ---------


    (1) The dilutive effect of outstanding stock options and warrants is calculated based on the treasury stock method using the average market price for the period.

    (2) The dilutive effect of outstanding stock options and warrants is calculated based on the treasury stock method using the greater of the average market price or the ending market price for the period.

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